                                                                      Exhibit 15

Board of Directors and Stockholders
Aon Corporation

We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated November 11, 2002 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended September 30, 2002:


      Registration Statement
      ----------------------
         Form     Number                              Purpose
         ----     ------                              -------
          S-8    33-27984      Pertaining to Aon's savings plan
          S-8    33-42575      Pertaining to Aon's stock award plan and stock option plan
          S-8    33-59037      Pertaining to Aon's stock award plan and stock option plan
          S-4    333-21237     Offer to exchange Capital Securities of Aon Capital A
          S-3    333-50607     Pertaining to the registration of 369,000 shares of common stock
          S-8    333-55773     Pertaining to Aon's stock award plan, stock option plan and employee stock purchase plan
          S-3    333-78723     Pertaining to the registration of debt securities, preferred stock and common stock
          S-4    333-57706     Pertaining to the registration of a proposed issuance of up to 3,852,184 shares of common stock to the stockholders of ASI Solutions, Inc.
          S-3    333-65624     Pertaining to the registration of 2,000,000 shares of common stock
          S-3    333-74364     Pertaining to the registration of debt securities, preferred stock, common stock, share purchase contracts, and share purchase units
          S-4   333-100464     Pertaining to the registration of $250,000,000 of debt securities
          S-3   333-100466     Pertaining to the registration of 4,564,824 shares of common stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                      ERNST & YOUNG LLP

Chicago, Illinois
November 11, 2002